EXHIBIT 5.1

OPINION OF HONIGMAN MILLER SCHWARTZ AND COHN LLP

August 9, 2012

Mackinac Financial Corporation

130 South Cedar Street

Manistique, Michigan 49854

Re:                             757,848 shares of Common Stock, no par value, reserved for issuance pursuant to the Mackinac Financial Corporation 2012 Incentive Compensation Plan

Ladies and Gentlemen:

We have acted as counsel to Mackinac Financial Corporation, a Michigan corporation (the “Company”) and are delivering this opinion in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the registration of 757,848 shares of the Company’s Common Stock, no par value (the “Common Stock”), reserved for issuance under the Mackinac Financial Corporation 2012 Incentive Compensation Plan (the “Plan”).

Based upon our examination of the Registration Statement and such other documents and matters as we deem relevant, it is our opinion that the Common Stock to be offered by the Company under the Plan pursuant to the Registration Statement have been duly authorized by the Company and, when issued and sold by the Company in accordance with the Plan and the awards thereunder, will be legally issued, fully paid and non-assessable.  In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

The foregoing opinion is limited to the Federal laws of the United Sates and the Michigan Business Corporation Act (including the statutory provisions and all applicable provisions of the Constitution of the State of Michigan and reported judicial decisions interpreting these laws), and we express no opinion herein as to the laws of any other jurisdiction.

We hereby consent to all references to us in the Registration Statement and to the filing of this opinion letter as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ HONIGMAN MILLER SCHWARTZ AND COHN LLP
Honigman Miller Schwartz and Cohn LLP